FOSTER WHEELER ANNOUNCES THE CONCLUSION OF BERNARD H. CHERRY’S TENURE AS CEO, GLOBAL POWER GROUP

HAMILTON, BERMUDA, May 18, 2006--Foster Wheeler Ltd. (Nasdaq: FWLT) today announced that Bernard H. “Bud” Cherry’s tenure as the Company’s chief executive officer of its Global Power Group, will end effective June 16, 2006. Initially following Mr. Cherry’s departure, Raymond J. Milchovich, the Company's chairman, president and CEO, will assume Mr. Cherry’s management responsibilities.

Mr. Cherry, 66, joined Foster Wheeler in November 2002 as president and chief executive officer of Foster Wheeler North America Corp. In May 2004, Foster Wheeler consolidated the management of its North American and European power businesses into one global business, Foster Wheeler Global Power Group, under Mr. Cherry’s leadership as chief executive officer.

“I would like to thank Bud for his energy, commitment and contribution to Foster Wheeler,” said Raymond J. Milchovich. “He strengthened the operational and financial performance of our North American operations and led the successful consolidation of our worldwide power businesses into one business group. Under his leadership, the Global Power Group also secured a double world-first in the strategically important circulating fluidized-bed (CFB) boiler market, with the award of the new 460 megawatt plant at Lagisza in Poland: the world’s largest CFB boiler and the world’s first supercritical CFB unit. As the markets served by our Global Power Group continue to strengthen, one of my top priorities going forward is to realize the full potential of our global power business.”

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06-129
Notes to Editor:

1.
Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of engineering, procurement, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

2.	Safe Harbor Statement
This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations regarding revenues (including as expressed by its backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims, and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the Company’s most recent annual report on Form 10-K and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with debt covenants, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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